First Amendment To Acreage Earning Agreement

This First Amendment to Acreage Earning Agreement (this “Amendment”) dated effective December 31, 2005, is by and between Teton Energy Corporation, 410 17th Street, Suite 1850, Denver, Colorado, 80202 (“Teton”) and Noble Energy, Inc., 1625 Broadway, Suite 2000, Denver, Colorado, 80202 (“Noble”).

Recitals

a. Teton and Noble entered into that certain Acreage Earning Agreement dated effective December 31, 2005 (the “Agreement”). All terms used but not defined herein shall have the meanings given to them in the Agreement.

b. The Parties wish to amend the terms of the Agreement by adding a tax partnership to be attached as Exhibit G to the JOA, and add three additional Oil and Gas Leases that were inadvertently omitted from Exhibit A-1.

c. To accomplish the foregoing, the Parties wish to enter into this Amendment.

Agreement And Amendment

In consideration of the mutual promises contained in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Noble and Teton agree as follows:

1.            The Parties agree to delete Section 18.2 - Relationship of the Parties, in its entirety, and replace it with the following:

“With respect to this Agreement, each Party should not be considered the agent, partner, employee or fiduciary of any other Party, nor shall this Agreement be construed as creating a mining partnership, or other partnership or association, except as set forth below. Each Party shall be responsible only for its obligations as provided in this Agreement and shall be liable only for its proportionate share of all of the costs of performing its obligations under this Agreement. All of the obligations and liabilities under this Agreement shall be several and not joint or collective. The Parties have elected, under the terms of the JOA, to be treated as a tax partnership under the Internal Revenue Code of 1986, and under any income tax laws of the State of Nebraska or Colorado, all as more specifically set forth in Exhibit G - Tax Partnership Provisions - attached to the JOA as Exhibit G.”

Exhibit G to the JOA is attached as Exhibit A to this Amendment.

2.            The Parties agree to amend Exhibit A-1 to the Agreement to add the three Oil and Gas Leases described on Exhibit B attached to this Amendment.

3.            The Parties acknowledge that title to the leases is held by Teton DJ LLC, a wholly owned subsidiary of Teton, and therefore Teton DJ LLC should be the Teton entity that is a party to the JOA.

4.            Teton Energy Corporation hereby agrees to indemnify, hold harmless and defend Noble Energy, Inc. from and against all Losses whatsoever arising out of any failure on the part of Teton DJ LLC to perform its obligations under the JOA.

5.            The Parties agree to make all other changes to the Agreement necessary to carry out the intent of this Amendment.

6.            The Acreage Earning Agreement, as amended by this Amendment is ratified and confirmed in all respects.

Teton Energy Corporation

By: ____________________________________
Patrick A. Quinn, Chief Financial Officer

Noble Energy, Inc.

By: ____________________________________
David W. Siple, Attorney- In -Fact

ACKNOWLEDGMENTS

STATE OF COLORADO )
CITY AND                         ) ss.
COUNTY OF DENVER   )

The foregoing instrument was acknowledged before me this 27th day of January, 2006 by Patrick A. Quinn, as Chief Financial Officer of Teton Energy Corporation, a Delaware Corporation, on behalf of said corporation.

Witness my hand and official seal.
My commission expires: 12-23-07

Notary Public

STATE OF COLORADO )
CITY AND                         ) ss.
COUNTY OF DENVER    )

The foregoing instrument was acknowledged before me this 27th day of January, 2006 by David W. Siple as Attorney- In -Fact of Noble Energy, Inc., a Delaware Corporation, on behalf of said corporation.

Witness my hand and official seal.
My commission expires: 12-23-07

Notary Public